Exhibit 10.1

LLC MEMBERSHIP INTERESTS SALE AGREEMENT

LLC MEMBERSHIP INTERESTS SALE AGREEMENT (this “Agreement”), dated as of ___________ (the “Closing Date”), between ____________(“Seller”) and the Empire Sports & Entertainment Holdings Co., a Nevada corporation (“Buyer”) (“Buyer” and “Seller” collectively referred to as the “Parties”).

WHEREAS, Seller owns one third (1/3) of the membership interests of Arttor Gold LLC, a Nevada limited liability company (the “Company”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, such membership interests (the membership interests to be sold being referred to hereinafter as the “Interests”), upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Sale and Purchase of Interests.  Seller hereby sells and transfers to Buyer, and Buyer hereby purchases from Seller, all of Seller’s right, title and interests in its membership interests in the Company, being 100% of the Interests, in exchange for aggregate consideration in the form of two million (2,000,000) shares of common stock of the Buyer (the “Common Shares”).

2. Stock Certificates.  Simultaneously herewith Buyer is delivering to Seller stock certificates representing the Common Shares issued by Buyer as set forth above.

3. Lockup of Common Shares.

(a) Seller hereby agrees, that without the prior written consent of Buyer during the period beginning on May 12, 2011 (the “Lockup Date”) and ending 24 months after such date (the “Lockup Period”), Seller will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Common Shares beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Seller on the date hereof or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Common Shares (each of the foregoing, a “Prohibited Sale”).

(b) Notwithstanding the foregoing, Seller (and any transferee of Seller) may transfer any Common Shares (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) to its shareholders as a distribution of corporate assets, special dividend or return of capital, or (v) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Common Shares subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of these lockup provisions for the balance of the Lockup Period.

(c) Notwithstanding anything to the contrary contained herein, the lockup provisions contained herein will terminate and shall be null and void upon the earlier of (i) 24 months from the Lockup Date, (ii) a Change of Control of the Buyer, (iii) a determination by the Buyer’s Board of Directors to terminate such lockup provisions or (iv) the removal of an aggregate of one million (1,000,000) ounces, collectively, of gold deposits from the Red Rock Mineral Prospect and the North Battle Mountain Mineral Prospect, as such properties are defined in Schedule A attached hereto.  Upon release of the lockup provisions and as a condition thereto, all lockup agreements entered into prior to the date hereof with any shareholders of the Buyer shall also be contemporaneously terminated.  Upon request, Seller agrees to permit inspection of all account and transfer records by Buyer associated with the foregoing covenant.

4. “Change of Control” means the occurrence of any of the following transactions or series of transactions at any time: (a) the acquisition, direct or indirect, by any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) of the legal, beneficial or equitable ownership of (i) at least fifty percent (50%) of the aggregate voting interests in the Buyer, or (ii) equity interests having the right to at least fifty percent (50%) of the profits of the Buyer; (b) the sale, lease, conveyance or other disposition to any Person of all or substantially all of the assets of the Buyer; (c) the consolidation of the Buyer with, or merger into, any Person; (d) the adoption of any plan relating to the liquidation or dissolution of the Buyer; (e) the acquisition of the right, whether direct or indirect, by any Person to appoint a majority of the board of directors of the Buyer; or (f) the acquisition of the right, whether direct or indirect, by any Person to Control the management of the Buyer.

5. Seller’s Representations and Warranties.  Seller warrants and represents with respect to the sale of its membership interests in the Company to Buyer as follows:

(a)  The Company is a Nevada Limited Liability Company, entity number E0245482011-8, and is active and in good standing in the state of Nevada and is duly qualified and in good standing in each  other jurisdiction in which the nature of its business or assets would require qualification as a foreign limited liability company.  The Company’s current operating agreement is Operating Agreement executed by the members of the Company on May 10, 2011 and attached hereto as Schedule B, which has not been amended, modified or supplement since the date thereof and is in full force and effect.  To the best of Seller’s knowledge there are currently no unsettled or ongoing disputes or litigation that are or could be material to the Company’s business or prospects, operations or assets.

(b)           Seller has good, valid and marketable title to the membership interests, free and clear of any and all liens, equities, claims, charges or other encumbrances or rights of any third parties of any nature (including, but not limited to, options, rights of first refusal or similar rights, contingent or otherwise).  Seller is conveying to Buyer good, valid and marketable title thereto, free and clear of any and all liens, equities, claims, charges or other encumbrances or rights of any third parties.

(c)         Seller has all requisite legal power to enter into and to perform his obligations under this Agreement.  This Agreement and the membership interests or certificates or powers being delivered concurrently herewith have been duly executed and delivered by Seller.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, rehabilitation, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(d)           Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby will conflict with, result in a breach of or constitute a default under or violation of any term of any agreement, contract or instrument to which he or she is a party or any applicable law, rule, regulation, order or judgment of any court or governmental authority.

(e)         No consent, approval, authorization, or order of, registration or filing with, or notice to, any domestic or foreign governmental authority, regulatory body or court is required for the execution or delivery of, or the performance by Seller of his obligations under, or compliance by Seller with, this Agreement or the transactions contemplated hereunder.

(f)           Seller has obtained all consents, approvals and waivers of third parties that may be required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6. Information on Buyer.   Seller has been furnished with or has had access to such information and materials as have been requested by  Seller.  In addition, Seller may have received in writing from Buyer such other information concerning its operations, financial condition prospects and other matters as Seller has requested in writing (such other information is collectively the "Other Written Information") and considered all factors Seller deems material in deciding on the advisability of acquiring the Common Shares.

7. Information on Seller.   Seller is, and will be as of the Closing Date an "accredited investor", as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “1933 Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Seller to utilize the information made available by Buyer to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed acquisition of shares of the Buyer, which represents a speculative investment.  Seller has the authority and is duly and legally qualified to purchase and own the Common Shares.  Seller is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

8. Acquisition of Shares.  On the Closing Date, Seller will acquire the Common Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

9. Compliance with Securities Act.   Seller understands and agrees that the Common Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Seller contained herein), and that such Common Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

10. Legend.  The Common Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME PURSUANT TO A LOCKUP AGREEMENT BY AND BETWEEN THE COMPANY AND THE SHAREHOLDER NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE LOCKUP AGREEMENT OR SUCH RESTRICTIONS HAVE BEEN WAIVED BY THE COMPANY.”

11. Communication of Offer.  The offer to sell the Common Shares was directly communicated to Seller by Buyer.  At no time was Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

12. Restricted Securities.   Seller understands that the Common Shares have not been registered under the 1933 Act and Seller will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Share unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, Seller may transfer (without restriction and without the need for an opinion of counsel) the Common Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.  Affiliate includes each Parent or Subsidiary of the Buyer.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

13. No Governmental Review.  Seller understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Common Shares or the suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

14. Correctness of Representations.  Seller represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Seller otherwise notifies the Buyer prior to the Closing Date, shall be true and correct as of the Closing Date.

15. Survival.  Each of the representations and warranties and covenants set forth herein shall survive the Closing Date.

16. Buyer’s Representations and Warranties.  Buyer hereby represents and warrants to Seller that:

(a)  Buyer has all requisite corporate power to enter into and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, rehabilitation, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(b)  Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will conflict with, result in a breach of or constitute a default under or violation of any term of its corporate charter or any other agreement, contract or instrument to which it is a party or any applicable law, rule, regulation, order or judgment of any court or governmental authority.

(c)  No consent, approval, authorization, or order of, registration or filing with, or notice to, any domestic or foreign governmental authority, regulatory body or court is required for the execution, delivery and performance by Buyer of its obligations under, or compliance by Buyer with, this Agreement or the transactions contemplated hereunder.

(d)  Buyer has obtained all consents, approvals and waivers of third parties that may be required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

 (e)  The Common Shares are duly and validly authorized and are duly and validly issued, fully paid and non-assessable and free and clear of any liens, equities, claims, charges or other encumbrances or rights of any third parties of any nature (including, but not limited to, options, rights of first refusal or similar rights, contingent or otherwise); and none of the Common Shares are in violation of any preemptive rights of any stockholder of Buyer.

 (g)  Buyer is not an “investment company”, or a company “controlled by” an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

17. Further Assurances; Consents. At any time or from time to time following the Closing each Party hereto, at its own cost, will execute and deliver all such instruments and provide such materials, advice and information (including tax returns and federal or state claims records and filings resource materials, such as surveys and reports, and any other tax or claim related information, whether owned or possessed by  Seller or the Company) and take all such further actions as the other Party may reasonably request in order to carry out and to give effect to the intent and purpose hereof, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

18.  Notices.  All notices, requests, demands and other communications hereunder shall be in writing, shall be delivered by hand, commercial courier or facsimile transmission and shall be deemed to have been given or made when delivered, addressed as follows:

if to Seller:

or to such other address as Seller may from time to time designate for itself; and if to Buyer:

The Empire Sports & Entertainment Holdings Co.
1640 Terrace Way
Walnut Creek, California
Tel:  (925) 930-0100

or to such other address as Buyer may from time to time designate.

19. Counsel.  Each of the Parties represents and warrants that it has been represented by separate legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement; that it has carefully and thoroughly reviewed this Agreement in its entirety with counsel; that its counsel has approved it as to form; and that it understands the terms used herein.

20. Independent Investigation.  Each of the Parties has had the opportunity to investigate this matter and the affairs of each other and of the Company, to conduct any and all due diligence appropriate (including the opportunity to consult with outside experts on any matters appropriate), to determine the advisability of entering into this Agreement, and has entered into this Agreement freely and voluntarily.  Each of the Parties acknowledges that in executing this Agreement it relies solely on its own judgment, belief and knowledge and on such advice as it may have received from its own counsel and that it has not been influenced by any representation or statements made by any other Party or its counsel. No provision in this Agreement is to be interpreted for or against any of the Parties because that Party or its counsel drafted such provision.

21. Entire Agreement.  This Agreement embodies the entire agreement and understanding of Buyer and Seller and supersedes all prior agreements and understandings relating to the subject matter hereof.

22. Successors and Assigns.  The terms and conditions contained in this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, survivors and personal representatives of each of the Parties.

23. Necessary Steps.  The Parties, and each of them, agree to execute such other documents and take such other immediate action as may reasonably be necessary to accomplish the purpose of this Agreement.

24. Severability.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

25. Waiver.  No breach of any provision of this Agreement shall be deemed waived unless it is waived in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Agreement.

26. Amendment.  This Agreement may not be amended or modified except in a writing signed by all of the Parties.

27. Authorization.  Any corporation signing this Agreement represents and warrants that such execution is in compliance with any required resolution of its Board of Directors, duly adopted at a meeting of such Board of Directors. Any individual signing this Agreement on behalf of another individual, a corporation or a partnership represents and warrants that he or she has full authority to do so.

28. Applicable Law.  This Agreement shall be governed by and construed and enforced under the laws of the State of New York without regard to its conflicts of laws provisions.

29. Forum.  The Parties acknowledge that for the purpose of enforcing the terms of this Agreement or entering judgment appropriate jurisdiction and venue shall lie with the lawful Courts of New York located in the County of New York, New York.  Each of the Parties hereby waives any defense of inconvenient forum in connection with this paragraph.

30. Attorney’s Costs.  In the event either Party commences any action in a court of law to enforce this Agreement or obtain damages for the breach of this Agreement, the prevailing Party shall be entitled to an award of its actual attorneys' fees and costs incurred in such action.

31. Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall be considered an original. This Agreement shall not be effective in any way as to any of the Parties until fully executed by all Parties.

32. Titles.                      The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

    IN WITNESS WHEREOF the Parties hereto have hereunto set their hands the day, month and year first above written.

BY:	BY:
SELLER	BUYER
[__________________]	THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.

Name/Title: ,

AGREED AND ACCEPTED

BY:	BY:
[__________________], MEMBER OF ARTTOR GOLD LLC	[__________________], MEMBER OF ARTTOR GOLD LLC